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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Alliance Imaging, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE IMAGING, INC.
1065 PacifiCenter Drive, Suite 200
Anaheim, CA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2002

Dear Stockholders:

        On Wednesday, May 8 , 2002, Alliance Imaging, Inc. will hold its Annual Meeting of Stockholders (the "Annual Meeting") at the Radisson Hotel, 4545 MacArthur Boulevard, Newport Beach, CA 92660. The meeting will begin at 9:00 a.m. Pacific time.

        Only record holders of shares of common stock of Alliance Imaging, Inc., par value $0.01 per share ("Common Stock"), at the close of business on April 1, 2002 are entitled to notice of, and to vote at this Annual Meeting and any adjournments or postponements thereof. The purpose of the meeting is to:

  1.
  Elect two (2) Class I directors to hold office for a 3-year term;

  2.
  Ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002; and

  3.
  Act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements thereof.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

By Order of the Board of Directors,

Russell D. Phillips, Jr. General Counsel and Secretary

Anaheim, California
April 8, 2002

ALLIANCE IMAGING, INC.
1065 PacifiCenter Drive, Suite 200
Anaheim, CA 92806

 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2002

QUESTIONS AND ANSWERS

1.	Q:	WHO IS SOLICITING MY VOTE?
	A:	This proxy solicitation is being made and paid for by Alliance Imaging, Inc. ("Alliance," "we" or "our").
2.	Q:	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?
	A:	This Proxy Statement was first mailed to stockholders on or about April 10, 2002.
3.	Q:	WHAT MAY I VOTE ON?
	A:	(1) The election of two (2) Class I directors to hold office for a 3-year term; and
(2) The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002.
4.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
	A:	The Board recommends a vote FOR each of the proposals outlined in this Proxy Statement.
5.	Q:	WHO IS ENTITLED TO VOTE?
A:
Record holders of our common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on April 1, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. As of April 1, 2002, 47,577,530 shares of Common Stock were outstanding. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share on all matters to be voted on at the Annual Meeting.

6.	Q:	HOW DO I VOTE?
A:
You may vote either by attending the Annual Meeting, or by signing and dating your proxy card and returning it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all of the proposals. You have the right to revoke your proxy at any time before the Annual Meeting by:
(1) notifying our Secretary, Russell D. Phillips, Jr., at the address shown above;
(2) attending the Annual Meeting and voting in person; or
(3) returning a later-dated proxy card.
7.	Q:	WHO WILL COUNT THE VOTE?
A:
Our Assistant Secretary will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions may be specified on proposals other than the election of directors and will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.
8.	Q:	HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE ITEMS?
A:
The election of each director nominee must be by a plurality of the stockholders represented at the meeting in person or by proxy and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002 must be approved by a majority of shares entitled to vote and represented at the meeting in person or by proxy.
9.	Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A:
We do not know of any business to be considered at the 2002 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Kenneth S. Ord and Russell D. Phillips, Jr. to vote on such matters at their discretion.
10.	Q:	WHO IS THE LARGEST PRINCIPAL STOCKHOLDER?
	A:	As of April 1, 2002, an affiliate of Kohlberg Kravis Roberts & Co., L.P. owned 35,144,570 shares of our Common Stock (73.9% of the voting shares).

11.	Q:	WHERE CAN I FIND ALLIANCE'S FINANCIAL INFORMATION?
A:
Alliance's consolidated financial statements and related information are included in the Annual Report on Form 10-K for the year ended December 31, 2001 which is enclosed with this Proxy Statement. The Form 10-K is enclosed with this Proxy Statement, but is not incorporated into this Proxy Statement and is not proxy soliciting material.
12.	Q:	WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?
A:
In general, stockholders who, in accordance with the Securities and Exchange Commission's Rule 14a-8, wish to present proposals for inclusion in our proxy materials to be distributed by us in connection with our 2003 Annual Meeting must submit their proposals to our Secretary on or before January 8, 2003.

In accordance with our Bylaws, in order to be properly brought before the 2003 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary at the address set forth below no earlier than January 8, 2003 and no later than February 7, 2003. All stockholders must also comply with the applicable requirements of the Securities Exchange Act of 1934. Your submission must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, please write to the Corporate Secretary of Alliance Imaging, Inc. at 1065 PacifiCenter Drive, Suite 200, Anaheim, CA 92806.
13	Q:	WHO ARE THE PROXY SOLICITORS AND WHAT ARE THE SOLICITATION EXPENSES?
A:
Our officers, directors and employees may assist with solicitation efforts without any compensation for such duties. We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to owners of our stock in accordance with applicable rules.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors of Alliance is divided into three classes, as nearly equal in number as possible, with each director serving a three year term and one class being elected at each year's annual meeting of stockholders. The nominees, Jamie E. Hopping and Henry R. Kravis are in the class of directors whose term expires at this Annual Meeting. Anthony B. Helfet, George R. Roberts and Richard N. Zehner are in the class of directors whose term expires at the 2003 Annual Meeting. David H.S. Chung, Michael W. Michelson and Edward L. Samek are in the class of directors whose term expires at the 2004 Annual Meeting. At each annual meeting of Alliance, successors to the class of directors whose term expires at such meeting will be elected to serve for three year terms and until their successors are elected and qualified.

Nominees and Other Members of the Board of Directors

The Nominees—Incumbent Class I Directors whose term expires at this Annual Meeting

JAMIE E. HOPPING	Director Since November 2000
Age 48

        Ms. Hopping has served as our president and chief operating officer since November 2000 and has been a director since November 2000. Prior to joining us, Ms. Hopping was an independent consultant to various healthcare providers including Catholic Health East and Quorum Health from 1997 to 1999. She was employed by Columbia/HCA Healthcare Corporation as the Western Group president from 1996 to 1997, president of the South Florida Division from 1994 to 1996, chief operating officer of South Florida Division from 1993 to 1994 and chief executive officer of Deering Hospital and Grant Center from 1990 to 1993.

HENRY R. KRAVIS	Director Since November 1999
Age 58

        Mr. Kravis has been a director since November 1999. Mr. Kravis has been a founding partner of Kohlberg Kravis Roberts & Co., L.P. since its inception in 1976, and is a managing member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Kravis is also a director of Accuride Corporation, Amphenol Corporation, Borden Chemical, Inc., The Boyds Collection, Ltd., Evenflo Company Inc., The Gillette Company, KinderCare Learning Centers, Inc., KSL Recreation Corporation, PRIMEDIA Inc., Sotheby's Holdings, Inc., Spalding Holdings Corporation and Willis Group Holdings Ltd. Messrs. Kravis and Roberts are first cousins.

        YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE TWO (2) NOMINEES FOR DIRECTOR.

Incumbent Class II Directors serving for a term expiring in 2003

ANTHONY B. HELFET	Director Since October 2001
Age 58

        Mr. Helfet, a retired investment banker, has been a director since October 2001. Mr. Helfet was a Special Advisor to UBS Warburg from September 2001 through December 2001. From 1991 to August 31, 2001, Mr. Helfet was a Managing Director of Dillon, Read & Co. Inc. and its successor organization, UBS Warburg. Mr. Helfet was also Managing Director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Historically, Mr. Helfet has held other positions with Dean Witter Reynolds Inc. and Dillon, Read & Co. Mr. Helfet currently serves as a member of our Audit Committee.

GEORGE R. ROBERTS	Director Since November 1999
Age 58

        Mr. Roberts has been a director since November 1999. Mr. Roberts has been a founding partner of Kohlberg Kravis Roberts & Co. L.P. since its inception in 1976, and is a managing member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Roberts is also a director of Accuride Corporation, Amphenol Corporation, Borden Chemical, Inc., The Boyds Collection, Ltd., DPL Inc. (The Dayton Power & Light Company), Evenflo Company Inc., KinderCare Learning Centers, Inc., KSL Recreation Corporation, Owens-Illinois, Inc., PRIMEDIA, Inc., Safeway Inc., Spalding Holdings Corporation and Willis Group Holdings Ltd. Messrs. Roberts and Kravis are first cousins.

RICHARD N. ZEHNER	Director Since August 1987
Age 49

        Mr. Zehner has served as our chairman and chief executive officer since November 1988. Mr. Zehner was our founder and also served as our president from 1983 through February 1998. He has served as a director since 1987. Prior to founding the company, Mr. Zehner managed the diagnostic shared-services division of National Medical Enterprises, the predecessor of Tenet Corporation, a nationwide provider of healthcare services. Mr. Zehner began his career as an x-ray technician and subsequently became a radiology department manager. Mr. Zehner currently serves as a member of our Executive Committee.

Incumbent Class III Directors serving for a term expiring in 2004

DAVID H. S. CHUNG	Director Since November 1999
Age 34

        Mr. Chung has been a director since November 1999. Mr. Chung has been an executive of Kohlberg Kravis Roberts & Co. since 1995. From 1993 to 1995, Mr. Chung was a management consultant at McKinsey & Co. Mr. Chung is also a director of Centric Software, Inc., MedCath Corporation and WorldCrest Group, Inc. Mr. Chung currently serves as a member of our Compensation Committee and Executive Committee.

MICHAEL W. MICHELSON	Director Since November 1999
Age 51

        Mr. Michelson has been a director since November 1999. Mr. Michelson is a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Michelson is also a director of Amphenol Corporation, AutoZone, Inc., Owens-Illinois, Inc., and KinderCare Learning Centers, Inc. Mr. Michelson currently serves as a member of our Compensation Committee and Executive Committee.

EDWARD L. SAMEK	Director Since October 2001
Age 65

        Mr. Samek has been a director since October 2001. Mr. Samek served as vice chairman of MedQuist, Inc. from 1998 to 2000 and as chairman and chief executive officer of The MRC Group and predecessor companies from 1982 to 1998 when it was acquired by MedQuist. Previously he served as President of Hudson Pharmaceutical Corporation and President of Childcraft Education Corp. He has also held executive and management positions with Procter & Gamble, Johnson & Johnson and Avon Products, Inc. Currently an independent consultant and investor, Mr. Samek serves as an advisor to the board of MedQuist and a director of Third Millennium Healthcare Systems, Veritext and The Medical Transcription Industry Alliance. Mr. Samek currently serves as a member of our Audit Committee.

Corporate Governance and Board Committees

        Alliance's business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to our executive management team.

        Our Board of Directors usually meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held four meetings in the fiscal year ended December 31, 2001, referred to as fiscal 2001. During fiscal 2001 all directors, except for Messrs. Kravis and Roberts, attended 75% or more of the total of (i) all meetings of the Board of Directors and (ii) all meetings of Committees of the Board on which such director served.

        Executive management, in consultation with the Board of Directors, usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and other selected members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Significant matters that require Board approval are voted on at the meetings. Board members have complete access to senior management.

        Our Board of Directors currently has three committees, the Executive Committee, the Compensation Committee and the Audit Committee.

        The Executive Committee exercises all powers and authority of the Board of Directors with some exceptions as provided under Delaware law. The purpose of the Executive Committee is to allow for decisions to be made on our behalf between regular meetings of the Board of Directors. The Committee's current members are Messrs. Chung, Michelson and Zehner. During fiscal 2001 the Executive Committee held 12 meetings.

        Our Board of Directors does not have a nominating committee, however, our Executive Committee has the authority to recommend nominees for election to our Board of Directors. Stockholders may nominate candidates for election to Alliance's Board of Directors in accordance with our Bylaws, a copy of which can be obtained by writing to the Corporate Secretary of Alliance Imaging, Inc., 1065 PacifiCenter Drive, Suite 200, Anaheim, CA 92806. In general, such nominations must be received in writing by the Corporate Secretary not less than 90 nor more than 120 days before the date designated for the annual meeting. The nomination must be accompanied by the name and address of the nominating stockholder. It must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement.

        The Compensation Committee has the authority to determine executive compensation and approve the terms of stock option grants pursuant to our option plans and arrangements. The Committee's current members are Messrs. Chung and Michelson. During fiscal 2001 the Compensation Committee held two meetings. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation."

        The Audit Committee is responsible for recommending to the Board of Directors the engagement of our outside auditors and reviewing our accounting controls and the results and scope of audits and other services provided by our auditors. Since October 23, 2001, the members of the Audit Committee have been Messrs. Helfet and Samek. Prior to October 23, 2001, the members of the Audit Committee were Messrs. Chung and Michelson. The current members of the Audit Committee are "independent" as defined in the listing standards of the New York Stock Exchange, or NYSE. On or before July 27, 2002, we will be appointing a third qualified member to the Audit Committee to comply with applicable NYSE regulations. During fiscal 2001, the Audit Committee held four meetings. For additional information concerning the Audit Committee, see "Report of the Audit Committee of the Board of Directors."

Directors' Compensation

        Our non-employee directors receive an annual fee of $25,000 and reimbursement of travel expenses. Effective January 1, 2000, we established a directors' deferred compensation plan for all non-employee directors. Each of our six non-employee directors has elected to participate in the director plan and have their annual fee of $25,000 deferred into a stock account and converted quarterly into phantom shares. Upon retirement, separation from the Board of Directors, or the occurrence of a change of control, each director has the option of being paid cash or issued common stock for their phantom shares. As of December 31, 2001, Messrs. Chung, Kravis, Michelson and Roberts each held 6,514 phantom shares in their plan accounts. Mr. Samek held 512 phantom shares in his plan account and Mr. Helfet held 390 phantom shares in his plan account.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITORS

        The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002, referred to as fiscal 2002, subject to your ratification. Deloitte & Touche LLP has served as our independent auditors since November 1999. Deloitte & Touche LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

  Audit Fees

        Audit services provided by Deloitte & Touche LLP with respect to fiscal 2001 included an audit of our consolidated financial statements and timely reviews of our quarterly financial information. Deloitte & Touche LLP reviewed our Annual Report on Form 10-K and certain other filings with the SEC. These audit fees totaled $186,000.

  Financial Information Systems Design and Implementation Fees

        During fiscal 2001, there were no fees billed to us by Deloitte & Touche LLP for information technology services of this type.

  All Other Fees

        All other fees billed to us by Deloitte & Touche LLP were $553,000 related to our debt and equity offerings and $152,000 for a retail billing process review, income tax services, employee benefit plan audit, and other non-audit services.

        A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting and respond to appropriate questions.

        YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2002.

OWNERSHIP OF ALLIANCE COMMON STOCK

        The following table sets forth certain information regarding beneficial ownership of the Common Stock as of December 31, 2001, (i) by each person who is known by us to own beneficially more than 5% of our Common Stock; (ii) by each of our directors; (iii) by each of our officers identified in the table set forth under the heading "Summary Compensation Table"; and (iv) by all of our executive officers and directors as a group.

Name	Common Stock Owned Beneficially(1)	Percentage of Shares Beneficially Owned
KKR 1996 GP L.L.C.(2)	34,617,400	72.9%
Strata L.L.C.(3)	527,170	1.1%
Richard N. Zehner(4)	1,395,020	2.9%
Jamie E. Hopping(5)	193,600	*
Kenneth S. Ord(6)	521,550	1.1%
Cheryl A. Ford(7)	178,000	*
Terry A. Andrues(8)	178,000	*
Henry R. Kravis(2)(3)	35,144,570	74.1%
Michael W. Michelson(2)(3)	35,144,570	74.1%
George R. Roberts(2)(3)	35,144,570	74.1%
David H.S. Chung(2)(3)	—	—
Anthony B. Helfet	—	—
Edward L. Samek	—	—
All Present Executive Officers and Directors (13 persons)(9)	37,676,740	75.5%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 47,456,930 shares outstanding as of December 31, 2001, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of December 31, 2001. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of December 31, 2001 are based upon the sum of 47,456,930 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of December 31, 2001 held by them, as indicated in the following notes.

(2)
Shares of Common Stock shown as beneficially owned by KKR 1996 GP L.L.C. are held by Viewer Holdings L.L.C. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. As of the date hereof, KKR 1996 Fund L.P. is the senior member of Viewer Holdings L.L.C. KKR 1996 GP L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes Huth, Todd A. Fisher, Alexander Navab and Neil A. Richardson. Messrs. Kravis, Roberts and Michelson are members of our Board of Directors. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership. Mr. Chung is a member of our Board of Directors and is also an executive of KKR and a limited partner of KKR Associates 1996 L.P. Mr. Chung disclaims that he is the beneficial owner of any shares beneficially owned by KKR Associates 1996 L.P. The address of

  KKR 1996 GP L.L.C. and Messrs. Henry R. Kravis, Michael W. Michelson and George R. Roberts is: c/o Kohlberg Kravis Roberts & Co., 9 West 57th Street, New York, NY 10019.

(3)
Shares of Common Stock shown as beneficially owned by Strata L.L.C. are held by Viewer Holdings L.L.C. Strata L.L.C. is the sole general partner of KKR Associates (Strata) L.P., which is a general partner of KKR Partners II L.P. As of the date hereof, KKR Partners II L.P. is a member of Viewer Holdings L.L.C. Strata L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin and Scott M. Stuart. Messrs. Kravis, Roberts and Michelson are members of our Board of Directors. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by Strata L.L.C. Each of such individuals disclaims beneficial ownership. Mr. Chung is a member of our Board of Directors and a limited partner of KKR Associated (Strata) L.P. Mr. Chung disclaims that he is the beneficial owner of any shares beneficially owned by Strata L.L.C.

(4)
This amount represents 1,395,020 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(5)
This amount represents 140,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(6)
This amount represents 521,550 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(7)
This amount represents 178,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(8)
This amount represents 178,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(9)
This amount includes 2,478,570 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

SUMMARY COMPENSATION TABLE

        The following table sets forth compensation paid by us for fiscal years 2001, 2000 and 1999 to each individual serving as our Chief Executive Officer during fiscal year 2001 and to each of our four other most highly compensated executive officers as of the end of fiscal 2001, referred to as the "named executive officers."

	Annual Compensation							Long-Term Compensation
Principal Position	Year(1)	Salary	Bonus		Other Annual Compensation(2)			Securities Underlying Stock Options/SAR's(3)	All Other Compensation(4)
Richard N. Zehner Chief Executive Officer, Chairman of the Board and Director	2001 2000 1999	$384,000 369,900 351,300	$216,000 160,624 2,746,090	(5) (6)	$	— — —		— — 1,247,500	$34,981 16,520 1,968,830
Jamie E. Hopping(7) President, Chief Operating Officer and Director	2001 2000 1999	350,000 33,653 —	245,000 11,842 —	(8)		— 211,035 —	(9)	— 700,000 —	2,059 21 —
Kenneth S. Ord Executive Vice President and Chief Financial Officer	2001 2000 1999	300,100 285,500 271,000	150,050 212,561 847,825	(5) (10) (6)		— — —		— — 838,500	774 414 506,571
Cheryl A. Ford Executive Vice President	2001 2000 1999	181,300 173,200 165,500	71,478 61,000 92,194			— — —		— — 300,000	4,010 3,999 215,152
Terry A. Andrues Executive Vice President	2001 2000 1999	178,000 173,200 165,500	61,276 60,292 87,244			— — —		— — 300,000	7,559 3,979 215,271

(1)
Rows specified "2001," "2000" and "1999" represent fiscal years ended December 31, 2001, 2000 and 1999, respectively.

(2)
With respect to each named officer for each fiscal year this table excludes perquisites which did not exceed the lesser of $50,000 or 10% of the named officer's salary and bonus for the fiscal year.

(3)
Stock options were granted under our 1999 Equity Plan.

(4)
Includes: 401(k) matching contributions (for 2001, 2000 and 1999, respectively): Mr. Zehner—$4,250, $4,250 and $4,443; Ms. Hopping—$1,790, $0 and $0; Ms. Ford—$3,775, $3,777 and $3,603; and Mr. Andrues—$3,797, $3,757 and $3,603. Cash payments in lieu of accrued vacation (for 2001, 2000 and 1999, respectively): Mr. Zehner—$18,462, $0 and $15,313 and Mr. Andrues—$3,423, $0 and $0. Cash payments for options tendered pursuant to our recapitalization in 1999 were as follows: Mr. Zehner—$1,930,196; Mr. Ord—$505,899, Ms. Ford—$211,353 and Mr. Andrues—$211,353. The balance for each named officer represents life insurance premiums paid by us.

(5)
Includes $26,784 and $51,467 in bonus payments to Messrs. Zehner and Ord, respectively, in connection with their efforts related to our debt offering and IPO during fiscal 2001.

(6)
Includes $2,458,651 and $700,000 in bonus payments paid to Messrs. Zehner and Ord, respectively, upon closing of our recapitalization in 1999.

(7)
Ms. Hopping joined us on November 27, 2000 as President and Chief Operating Officer.

(8)
Includes $81,667 in bonus payments to Ms. Hopping in connection with achievement of certain operational initiatives.

(9)
Includes $210,112 representing the dollar value difference between the price paid by Ms. Hopping for 53,600 shares of our common stock and the fair market value of our common stock on November 27, 2000. Also includes $923 as an auto allowance.

(10)
Includes $129,911 in bonus payments to Mr. Ord in 2000 pursuant to a retention bonus agreement.

  Option Grants in Last Fiscal Year

        We did not grant stock options to the named executive officers during the 2001 fiscal year. No stock appreciation rights have ever been granted to the named executive officers.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table presents information with respect to options exercised by each of the named executive officers in 2001, as well as the unexercised options to purchase our common stock granted under the 1999 Equity Plan and the 1997 Option Plan to the named executive officers and held by them as of December 31, 2001. The value of unexercised in-the-money options as of fiscal year end is based upon last reported sales price of the Company Common Stock on December 31, 2001, of $12.20 per share.

			Number of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name and Principal Position	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard N. Zehner Chief Executive Officer and Chairman of the Board of Directors	—	$—	1,395,020	748,500	$13,801,720	$4,942,346
Jamie E. Hopping President, Chief Operating Officer and Director(1)	—	—	140,000	560,000	924,420	3,697,680
Kenneth S. Ord Executive Vice President and Chief Financial Officer	—	—	521,550	503,100	4,657,985	3,321,969
Cheryl A. Ford Executive Vice President	—	—	178,000	180,000	1,571,070	1,188,540
Terry A. Andrues Executive Vice President	—	—	178,000	180,000	1,571,070	1,188,540

(1)
Ms. Hopping's options were granted solely under our 1999 Equity Plan.

Employment and Change of Control Arrangements

        We have entered into employment agreements with Mr. Zehner, Ms. Hopping and Mr. Ord. Base compensation under the employment agreement for each of these executives is subject to adjustment by the Board of Directors each year. In addition, Mr. Zehner, Ms. Hopping and Mr. Ord are entitled to receive an annual cash bonus based upon our achievement of certain operating and financial goals, with an annual target bonus amount equal to a specified percentage of their then-current annual base salary (75% in the case of Mr. Zehner, 70% in the case of Ms. Hopping and 50% in the case of Mr. Ord for 2001). Ms. Hopping's cash bonus for 2001 would not be less than 46.2% of her base salary notwithstanding the achievement of these goals. This bonus plan has been adopted and will be administered by the compensation committee of the Board of Directors.

        The employment agreements have terms of two years in the case of Messrs. Zehner and Ord and one year in the case of Ms. Hopping. The terms of the employment agreements of Mr. Zehner, Ms. Hopping and Mr. Ord automatically extend by three months on the last day of each quarterly period and will continue to be so extended unless either we or the executive give notice of a desire to modify or terminate the agreement at least thirty days prior to the quarterly extension date. We may terminate Mr. Zehner's, Ms. Hopping's or Mr. Ord's employment at any time and for any reason and Mr. Zehner, Ms. Hopping and Mr. Ord may resign at any time and for any reason. If we terminate the employment of Mr. Zehner, Ms. Hopping or Mr. Ord without cause, or any of them resigns with good cause, the employment agreements obligate us to:

  •
  pay any earned but unpaid salary, benefits or bonuses, including a prorated bonus for the year in which the severance occurred;

  •
  continue to provide for periods of two years in the case of Messrs. Zehner and Ord, and one year in the case of Ms. Hopping, benefits at least equal to those received prior to severance; and

  •
  provide the executive with outplacement services at a cost not to exceed $25,000.

        Additionally, each of Messrs. Zehner and Ord would receive, over time, an amount equal to at least two times his combined then-current annual salary and bonus for the prior year and Ms. Hopping would receive, over time, an amount equal to her combined then-current annual salary for the prior year.

        We have also entered into employment agreements with Ms. Ford and Mr. Andrues. Each employment agreement remains in effect until notice of termination is given by either party. Each contract provides that the officer will continue to receive his or her base salary and be entitled to earn bonuses and participate in all benefit plans and programs at levels and pursuant to terms that are substantially consistent with current levels and terms, subject to periodic review and possible increases by our Board of Directors or Compensation Committee. In addition, each contract provides that if the officer is terminated by us other than for just cause, as defined in the agreement, or if the officer terminates his or her employment as a result of a constructive discharge, as defined in the agreement, then the officer will be entitled to a cash severance benefit equal to six months of salary at his or her then current rate of salary, payment of a cash amount based on the officer's historical incentive compensation and extension of the officer's participation in our benefits plan and receipt of a car allowance for six months. If severance were to occur within one year prior to or following a change of control or the officer elects to terminate his or her employment for any reason within one year after a change in control, then each employment agreement provides for a doubled cash severance benefit and further extension of the officer's benefits and car allowance. For the purposes of these employment agreements, a change of control has occurred if:

  •
  we transfer all or substantially all of our assets to any person or group;

  •
  any person or group becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power represented by all of our voting stock; or

  •
  any person or group obtains the right or power to elect or designate a majority of our Board of Directors.

401(k) Plan

        We established a tax deferred 401(k) savings plan in January 1990. Effective January 1, 2001, the 401(k) plan was amended and restated in its entirety. Currently, all employees who are over 21 years of age are eligible to participate after attaining three months of service. Employees may contribute between 1% and 15% of their annual compensation. We match 50 cents for every dollar of employee contributions up to 5% of their compensation, subject to statutory limitations. The rates of pre-tax and matching contributions may be reduced with respect to highly compensated employees, as defined in the Internal Revenue Code of 1986, as amended, so that the 401(k) plan will comply with Sections 401(k) and 401(m) of the Code. Pre-tax and matching contributions are allocated to each employee's individual account, which are invested in selected fixed income or stock managed accounts according to the directions of the employee. An employee's pre-tax contributions are fully vested and nonforfeitable at all times. Matching contributions vest over four years of service. An employee may forfeit unvested amounts upon termination of employment, unless the termination is because of death, disability or retirement, in which case matching contributions vest in their entirety.

        Matching contributions made by us pursuant to the 401(k) plan to the named executive officers for the 2001 fiscal year are included under "All Other Compensation" in the Summary Compensation Table.

Stock Option Plans

        We have issued stock options to our employees under the following three plans:

  •
  The 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries dated November 2, 1999, or the 1999 Equity Plan;

  •
  The Alliance Imaging, Inc. 1997 Stock Option Plan dated December 18, 1997, as amended, or the 1997 Option Plan; and

  •
  The Three Rivers Holding Corp. 1997 Stock Option Plan dated October 14, 1997, as amended, or the Three Rivers Plan.

        The 1999 Equity Plan, the 1997 Option Plan and the Three Rivers Plan are collectively referred to in this proxy statement as the plans. The plans are designed to promote our interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in us as an incentive for them to remain in our service.

          Types of Options.    The Three Rivers Plan provides for the grant of options to our employees that are not qualified as incentive stock options as defined by Section 422 of the Internal Revenue Code. The 1997 Option Plan provides for the grant of options to employees that are either incentive stock options or non-qualified options. The 1999 Equity Plan provides for the grant of options to employees, consultants or other persons with a unique relationship to us or our subsidiaries, and that are non-qualified options.

          Options Available and Outstanding.    A total of 6,321,500 shares are reserved for issuance under the 1999 Equity Plan, of which 4,274,200 are subject to outstanding options as of December 31, 2001. Currently there are options outstanding to purchase 1,823,270 shares under the 1997 Option Plan and 431,520 shares under the Three Rivers Plan. The 1997 Option Plan and the Three Rivers Plan were amended upon completion of our 1999 recapitalization to provide that no further options would be granted under those plans after November 2, 1999, and there are no additional shares reserved for issuance under those plans. Options under the 1997 Option Plan and the Three Rivers Plan that were not cancelled as part of the 1999 recapitalization remain outstanding subject to the terms and conditions of the 1997 Option Plan, the Three Rivers Plan and the option agreements under which they were granted, as they have been amended. All options granted under the 1997 Option Plan and the Three Rivers Plan are fully vested and exercisable.

          Administration.    The Compensation Committee administers each of the plans. The Compensation Committee has authority to select the employees, consultants or others to whom options will be granted under the plans, the number of shares to be subject to those options, and the terms and conditions of the options. In addition, the Compensation Committee has the authority to construe and interpret the plans and to adopt rules for the administration, interpretation and application of the plans that are consistent with the terms of the plans. Options granted under the 1999 Equity Plan become vested and exercisable as determined by the Compensation Committee at the time of the grant, at a price determined by the committee.

          Stockholders' Agreement.    The options and shares acquired upon exercise of the options are subject to the terms and conditions of stockholders' agreements entered into by the option holders. The stockholders' agreements provide that except for limited exceptions, the option holder may not transfer, sell or otherwise dispose of any shares prior to the fifth anniversary of the grant date. The restricted period for options granted under the 1997 Option Plan and the Three Rivers Plan that were not cancelled upon completion of our 1999 recapitalization began on November 2, 1999.

          Amendment.    The 1997 Stock Option Plan and the Three Rivers Plan may be amended or modified by the Board of Directors. The 1999 Equity Plan may be amended or modified by the Compensation Committee, and may be terminated by the Board of Directors.

          Exercise.    Options granted under the plans may be exercised in cash or, at the discretion of the Compensation Committee, through the delivery of previously owned shares, through the surrender of shares which would otherwise be issuable upon exercise of the option, or any combination of the foregoing. In order to use previously owned shares to exercise an option granted under the Three Rivers Plan, the option holder must have owned the shares used for at least six months prior to the exercise of the option.

  Change of Control.

          Under the 1999 Equity Plan, the Compensation Committee may, in its sole discretion, provide that options granted under the plan cannot be exercised after a change of control, in which case they will become fully vested and exercisable prior to the completion of the change of control. The committee may also provide that options remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent. A change of control is defined in the 1999 Equity Plan as the:

    •
    merger or consolidation of our corporation into another corporation;

    •
    exchange of all or substantially all of our assets for the securities of another corporation;

    •
    acquisition by another corporation of 80% or more of our then outstanding shares of voting stock; or

    •
    recapitalization, reclassification, liquidation or dissolution of our corporation, or other adjustment or event which results in shares of our common stock being exchanged for or converted into cash, securities or other property.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2001, Messrs. Chung and Michelson served as members of the Compensation Committee of Alliance's Board of Directors. Both Messrs. Chung and Michelson are officers of KKR. See "Certain Relationships and Related Party Transactions".

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions, including loans, between us and our officers, directors and principal stockholders and their affiliates, are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

        Alliance will address any conflicts of interest and future transactions it may have with its affiliates, including KKR, or other interested parties in accordance with applicable law. Delaware law provides that any transaction with any director or officer or other entity in which any of our directors or officers are also directors or officers, or have a financial interest, will not be void or voidable solely due to the fact of the interest or affiliation, nor because the votes of interested directors are counted in approving the transaction, so long as (i) the material facts of the relevant party and its interest are disclosed to the Board of Directors or the stockholders, as applicable, and the transaction is approved in good faith by a majority of the disinterested directors or by a specific vote of the stockholders, as applicable; or (ii) the transaction is fair to the company at the time it is authorized, approved or ratified.

        On November 27, 2000 in connection with the purchase of 53,600 shares of our common stock, Jamie E. Hopping, our president, chief operating officer and director issued a full recourse promissory note to us in the amount of approximately $300,000 plus interest at an annual rate of 6%. Payment of the note was secured by the shares of common stock purchased. Ms. Hopping repaid the principal amount of $300,000 along with interest of $12,131 in full on July 31, 2001 upon the sale of Ms. Hopping's Texas residence. In connection with the sale of Ms. Hopping's Texas residence, we paid fees of $146,767 to a relocation firm which sold the residence on our behalf and ensured that Ms. Hopping received the appraised value for the residence.

        In connection with the KKR acquisition, we entered into an agreement for a $260.0 million senior subordinated facility with KKR. The net proceeds of the offering of $260.0 million aggregate principal amount of our 10 3/8% senior subordinated notes due 2011 were used to repay the senior subordinated credit facility. Pursuant to an agreement that was entered into in connection with the KKR acquisition, KKR provides management, consulting and financial services to us and we paid KKR an annual fee of $650,000 in 2001 in quarterly installments in arrears at the end of each calendar quarter, for these services. In addition, we reimburse KKR and its affiliates for all reasonable costs and expenses incurred in connection with:

  •
  the management, consulting and financial services provided by KKR; and

  •
  the ownership of our shares of common stock by KKR's affiliates.

        Pursuant to a purchase agreement dated as of September 1, 1999 with Alliance Imaging Management, Inc., Acclaim Medical LLC, or "Acclaim", and certain other individuals, we completed the acquisition of Acclaim for the sum of $500,000 plus warrants to purchase 20% of the equity interest in Acclaim as of August 31, 2001. One of the former members of Acclaim is a child of our chief executive officer. In 2001, we exercised our call right for the outstanding warrants of Acclaim and each of the four original members of Acclaim received $234,375 in March 2002.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The compensation of Alliance's executive officers is determined by our Compensation Committee (the "Committee") which consists entirely of Messrs. Chung and Michelson. In developing the executive compensation program of Alliance, the Committee has reviewed compensation packages of various peer group companies as well as published compensation data on companies of similar size.

  Compensation Philosophy

        The primary components of Alliance's executive compensation program are base salary, an annual cash incentive award based primarily on Alliance's performance, and a long term incentive program which consists of grants of stock options. It is the general philosophy of the Board of Directors of Alliance to set base salary and the annual incentive award comparable to the salaries and bonus paid by a selected peer group of companies. Through the use of stock options, executive officers have the opportunity to receive total compensation, including base salary, annual incentive award and long term incentives, above the executives of the same peer group of companies. This opportunity depends, in part, on the performance of Alliance's Common Stock. This emphasis on long term incentives is intended to encourage the executives to focus on the growth of Alliance and the value of its Common Stock.

  Base Salary

        Base salaries for executives are set at levels consistent with the compensation philosophy, and that are considered appropriate in view of the responsibilities of each position. Individual performance is also considered. The Committee approves all salary increases for executive officers.

  Annual Incentive Award

        The annual incentive award program provides for cash awards to be determined shortly after audited financial results are available each fiscal year. The Committee establishes financial targets as an incentive for superior corporate performance. Each executive has a target award based on a percentage of base salary. The payout of the award to executives is based primarily on the attainment of the financial targets established at the start of the fiscal year and, on a case-by-case basis, the accomplishment of extraordinary achievements during the fiscal year. In the case of the Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President, Chief Financial Officer, the payout is based 100% on Alliance's overall financial performance targets set annually by the Committee, subject to extraordinary achievements. For the other two Executive Vice Presidents, the payout is based 50% on Alliance's overall financial targets and 50% on the financial targets for the regional operations under their control. Payout to the executives can range from zero to 175% of the target award based on achievement of the financial targets.

  Long Term Incentive Plan Compensation

        Long term incentives are addressed through grants of stock options. The Committee believes that using stock options as a long term incentive aligns the interests of the officers of Alliance with those of the stockholders. The Committee approves and recommends to the full Board all option grants for executive officers and the guidelines to be used for option grants for other management employees. Individual grants of stock options are made based on level of responsibility and individual performance.

  Compensation of Chief Executive Officer

        The Committee meets annually to review the performance of Richard N. Zehner, Chairman and Chief Executive Officer of Alliance. In fiscal 2001, the Committee approved a salary increase of 4.0%. Detailed compensation disclosure is contained in the Summary Compensation Table.

  Tax Treatment of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee intends that Alliance will generally manage its executive compensation program so as to preserve the related federal income tax deductions.

The Compensation Committee

Michael W. Michelson, Chairman
David H. S. Chung

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        During fiscal 2001, the Audit Committee of the Board of Directors consisted of two non-employee directors who met the independence requirements of the New York Stock Exchange listing standards. The Audit Committee operates under a written charter, approved and adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A.

What are the responsibilities of management, the independent auditors and the Audit Committee?

        Alliance's management is responsible for Alliance's internal controls and financial reporting process. Alliance's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of Alliance's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Pursuant to our Audit Committee's charter, the Audit Committee serves as an independent and objective party to monitor Alliance's financial reporting process and internal control system. The Committee monitors the independence and performance of the independent auditors. The Committee also provides an open avenue of communication between the outside auditors and the Board of Directors.

How does the Audit Committee carry out its responsibilities?

  •
  The Audit Committee has convened four times during the year to discuss the interim and annual financial statements and Alliance's internal controls on the financial reporting process.

  •
  The Audit Committee reviewed Alliance's audited financial statements for fiscal 2001 and met with both management and Alliance's independent auditors, Deloitte & Touche LLP, to discuss those financial statements. Management and Deloitte & Touche LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

  •
  The Audit Committee has received from and discussed with Deloitte & Touche LLP its written disclosure and letter regarding its independence from Alliance as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  •
  The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditors' independence.

  •
  The Audit Committee has also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement of Auditing Standard No. 61.

        Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in Alliance's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission. The Committee has also recommended, subject to stockholder ratification and approval, the appointment of Deloitte & Touche LLP as Alliance's independent auditors for fiscal year 2002.

The Audit Committee

Anthony B. Helfet, Chairman
Edward L. Samek

STOCK PERFORMANCE GRAPH

        The following graph sets forth the cumulative return on the Company's stock from July 27, 2001, the date on which the Company's stock commenced trading on the New York Stock Exchange, through December 31, 2001, as compared to the cumulative return of the S&P 500 Index and the cumulative return of the S&P Healthcare (Diversified) Index. The graph assumes that $100 was invested on July 27, 2001 in each of the (1) the Company's common stock, (2) the S&P 500 Index, and (3) the S&P Healthcare (Diversified) Index and that all dividends (if applicable) were reinvested.

COMPARISON OF THE FIVE MONTH CUMULATIVE TOTAL RETURN
AMONG ALLIANCE IMAGING, INC., THE S&P 500 INDEX, AND
THE S&P HEALTHCARE (DIVERSIFIED) INDEX

	Cumulative Total Return
	7/27/01	7/31/01	8/31/01	9/30/01	10/31/01	11/30/01	12/31/01
Alliance Imaging, Inc.	100.00	100.08	110.77	106.92	94.23	79.31	93.85
S&P 500 Index	100.00	100.69	94.23	86.53	88.10	94.72	95.44
S&P Healthcare (Diversified) Index	100.00	100.00	99.18	102.33	102.82	105.27	107.10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Alliance believes that during fiscal 2001, all SEC filings of directors, officers and ten percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act. This belief is based on our review of forms filed, or written notice that no forms were required.

FORM 10-K

        Alliance will mail without charge to any Stockholder upon written request a copy of Alliance's Annual Report on Form 10-K for the year ended December 31, 2001, including the financial statements, schedules and a list of exhibits. Requests should be sent to Corporate Secretary, Alliance Imaging, Inc., 1065 PacifiCenter Drive, Suite 200, Anaheim, CA 92806.

By Order of the Board of Directors,

Russell D. Phillips, Jr. General Counsel and Secretary

Anaheim, California
April 8, 2002

Appendix A

ALLIANCE IMAGING, INC.

AUDIT COMMITTEE CHARTER

Purpose

        The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Alliance Imaging, Inc. (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

        The Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The outside auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the outside auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the outside auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the outside auditor to the Company.

Membership

        The Committee shall initially consist of two members of the Board and a third member of the Board shall be appointed to the Committee prior to July 27, 2002. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be "financially literate" as determined by the Board in its business judgment and shall satisfy the "independence" requirements of the New York Stock Exchange. At least one member of the Committee shall have "accounting or related financial management expertise," as determined by the Board in its business judgment.

Committee Organization and Procedures

          1.  The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

          2.  The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

          3.  The Committee shall meet at least four times in each fiscal year.

          4.  The Committee may include in its meetings members of the Company's financial management, other members of the Board of Directors, representatives of the outside auditor and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

Responsibilities

  Outside Auditor

          5.  The outside auditor of the Company shall be ultimately accountable to the Board and the Committee in connection with the audit of the Company's annual financial statements and related services. The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in the annual proxy statement.).

          6.  The Committee shall recommend for approval to the full Board fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

          7.  The Committee shall ensure that the outside auditor prepare and deliver, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

          8.  If applicable, the Committee shall consider whether the outside auditor's provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

  Annual Audit

          9.  The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

        10.  The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

        11.  The Committee shall review(1) and discuss the audited financial statements with the management of the Company.

(1)
Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term "review" as used in this Audit Committee charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

        12.  The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

        13.  The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 7 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

        14.  The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

  Internal Controls

        15.  The Committee shall discuss with the outside auditor, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

        16.  The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

  Other Responsibilities

        17.  The Committee may meet, as needed, with the Company's Compliance Officer.

        18.  The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

        19.  The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

        20.  The Committee, through its Chair, shall report annually to the full Board regarding the Committee's actions and recommendations, if any.

Alliance Imaging, Inc.
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2002
This Proxy is solicited on behalf of the Board of Directors

        The undersigned stockholders of Alliance Imaging, Inc. (the "Company") hereby nominate, constitute and appoint Messrs. Kenneth S. Ord, and Russell D. Phillips, Jr., or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Stockholders of Alliance Imaging, Inc. (the "Annual Meeting") to be held at the Radisson Hotel, 4545 MacArthur Boulevard, Newport Beach, CA 92660, on Wednesday, May 8, 2002 at 9:00 a.m., Pacific time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

        This proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any other nominee. Unless "AGAINST" or "ABSTAIN" is indicated, this proxy will be voted "FOR" approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
Alliance Imaging, Inc.

May 8, 2002

- Please Detach and Mail in the Envelope Provided -

A	☒	Please mark your votes as in this example.

		FOR ALL NOMINEES (EXCEPT AS INDICATED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS. Class I Terms will expire in 2005	☐	☐	Nominees: Jamie E. Hopping Henry R. Kravis	2.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year ending December 31, 2002.	☐	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)					3.
						OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

					The Board of Directors recommends a vote "FOR" the election of all nominees for director and "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. If any other business is properly presented at such meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

Signature	Signature if held jointly	Date:	, 2002

NOTE:	Please date this proxy and sign above as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.

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ALLIANCE IMAGING, INC. 1065 PacifiCenter Drive, Suite 200 Anaheim, CA 92806
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS To Be Held May 8, 2002
QUESTIONS AND ANSWERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
OWNERSHIP OF ALLIANCE COMMON STOCK
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FORM 10-K
Appendix A
AUDIT COMMITTEE CHARTER